Exhibit 3.784
CERTIFICATE OF LIMITED PARTNERSHIP
OF
REPUBLIC SERVICES OF FLORIDA,
LIMITED PARTNERSHIP
     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
I.	The name of the limited partnership is REPUBLIC SERVICES OF FLORIDA, LIMITED PARTNERSHIP

II.	The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III.	The name and mailing address of each general partner is as follows:

Name	Mailing Address

Republic Services of Florida GP, Inc.	110 S.E. 6th St., 28th Floor
Ft. Lauderdale, FL 33301
     IN WITNESS WHEREOF, the undersigned have executed the Certificate of Limited Partnership of Republic Services of Florida, Limited Partnership, as of December 2, 1999.

GENERAL PARTNER. REPUBLIC SERVICES OF FLORIDA GP, INC., General Partner
By:	/s/ David A. Barclay
David A. Barclay, Vice President and Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:48 PM 01/09/2009
FILED 01:28 PM 01/09/2009
SRV 090020411 — 3136069 FILE
STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF
LIMITED PARTNERSHIP
The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:
FIRST: The name of the Limited Partnership is
Republic Services of Florida, Limited Partnership
SECOND: Article III of the Certificate of Limited Partnership shall be amended as follows:

The name and mailing address of each general partner is as follows:
Name: Republic Services of Florida GP, Inc., 18500 North Allied Way, Phoenix, AZ 85054
IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 7th day of January, A.D. 2009.

Republic Services of Florida GP, Inc.

By:	/s/ Jo Lynn White

General Partner(s)

Name:	Jo Lynn White, Secretary

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